UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2013

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Manitoba Avenue – Suite 200 Wayzata, Minnesota	55391
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 28, 2013, Northern Oil and Gas, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its third amended and restated credit agreement, dated February 28, 2012, as amended (the “Credit Agreement”), governing the Company’s revolving credit facility with Royal Bank of Canada, as Administrative Agent, and the other lenders party thereto.  Pursuant to the Amendment, the Company’s borrowing base under the credit facility has been increased from $350 million to $400 million.  The Company currently has $139 million of outstanding borrowings under the credit facility.  The next redetermination of the borrowing base is scheduled for October 1, 2013.

The Amendment also amends certain other provisions of the Credit Agreement, including the negative covenant which limits the Company’s ability to make “restricted payments” (as defined in the Credit Agreement), which term includes dividends, stock repurchases, and similar items.  Pursuant to the Amendment, a carve-out has been added to this negative covenant to allow the Company to make restricted payments in an aggregate amount not to exceed (i) $60 million plus (ii) 50% of the Company’s “consolidated net income” (as defined in the Credit Agreement) for the period from January 1, 2013 through the Company’s most recently completed fiscal quarter.

The Amendment is included as exhibit 10.1 to this Form 8-K, and the foregoing description of the material terms of the Amendment is qualified by reference to such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01.               Regulation FD Disclosure.

On April 1, 2013, the Company issued a press release regarding the foregoing, a copy of which is furnished as exhibit 99.1 hereto.

Item 9.01.               Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Third Amendment to Third Amended and Restated Credit Agreement, dated March 28, 2013, by and among Northern Oil and Gas, Inc., Royal Bank of Canada, and the Lenders party thereto.
99.1	Press release of Northern Oil and Gas, Inc., dated April 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2013	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amendment to Third Amended and Restated Credit Agreement, dated March 28, 2013, by and among Northern Oil and Gas, Inc., Royal Bank of Canada, and the Lenders party thereto.
99.1	Press release of Northern Oil and Gas, Inc., dated April 1, 2013.